Exhibit 4.3

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC

SECOND AMENDMENT AGREEMENT

Dated as of February 27, 2006

        Re:     Note Purchase Agreements dated as of September 5, 2002

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SECOND AMENDMENT AGREEMENT
TO

Re:        Note Purchase Agreements dated as of September 5, 2002
and
$125,000,000 4.95% Senior Notes, Series 2002-A, due September 5, 2009

Dated as of
February 27, 2006
To each of the Holders of Notes
Named on Schedule I hereto

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of September 5, 2002 as amended by the First Amendment Agreement dated as of October 31, 2005 (and as further amended from time to time by joinder agreements, the “Existing Note Agreements” and, as amended hereby, the “Note Agreements”), between Cabela’s Incorporated (the “Company”) and the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), (ii) Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), (iii) Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), (iv) Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), (v) Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), (vi) Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), (vii) Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), (viii) Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), (ix) Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), (x) Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation (“Marketing”), (xi) Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), (xii) Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), (xiii) Original Creations, LLC, a Minnesota limited liability company (“Creations”), (xiv) Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), (xv) Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), (xvi) Legacy Trading Company, a South Dakota corporation (“Legacy”), (xvii) CRLP, LLC, a Nebraska limited liability company (“CRLP”) and (xviii) Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO,” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy and CRLP are, individually, referred to as an “Obligor” and, collectively, as the “Obligors”), and each of the Purchasers named in Schedule A thereto, respectively, under and pursuant to which $125,000,000 aggregate principal amount of 4.95% Senior Notes, Series 2002-A, due September 5, 2009 (the “Notes”) of the Obligors were issued.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of a certain provision of the Existing Note Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Holders of the Notes, this Second Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements, as of the Second Amendment Closing Date (hereinafter defined), but only in the respects hereinafter set forth:

SECTION 1.	AMENDMENT TO EXISTING NOTE AGREEMENTS.

    Section 1.1.    Amendments to Section 7.1.

        (a)    Section 7.1(a) of the Existing Note Agreements is hereby deleted in its entirety and replaced with the following:

“(a)    Quarterly Statements— within 45 days after the end of each quarter in each fiscal year of the Company (other than the last quarter of each such fiscal year), duplicate copies of:

    (i)    consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

    (ii)    consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that if, as of the end of the fiscal period being reported upon, (A) the aggregate assets of the Company and its Restricted Subsidiaries (excluding the investment in, or assets or operations of, any Unrestricted Subsidiaries) constitute not less than 90% of consolidated assets of the Company and all Subsidiaries as of the end of the fiscal period being reported upon and (B) the gross revenues of the Company and its Restricted Subsidiaries (excluding revenues of any Unrestricted Subsidiaries except to the extent actually remitted to the Company or any Restricted Subsidiary) constitute at least 90% of consolidated gross revenues of the Company and its Subsidiaries for the 12 month period ending on the last day of the fiscal period being reported upon, delivery within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);”

        (b)    Section 7.1(b) of the Existing Note Agreements shall be amended by adding the following at the end of Section 7.1(b):

“provided that if, as of the end of the fiscal period being reported upon, (A) the aggregate assets of the Company and its Restricted Subsidiaries (excluding the investment in, or assets or operations of, any Unrestricted Subsidiaries) constitute not less than 90% of consolidated assets of the Company and all Subsidiaries as of the end of the fiscal period being reported upon and (B) the gross revenues of the Company and its Restricted Subsidiaries (excluding revenues of any Unrestricted Subsidiaries except to the extent actually remitted to the Company or any Restricted Subsidiary) constitute at least 90% of consolidated gross revenues of the Company and its Subsidiaries for the 12 month period ending on the last day of the fiscal period being reported upon, the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);”

    Section 1.2.    Amendments to Section 7.2. Section 7.2 of the Existing Note Agreements shall be amended by replacing each reference to “monthly” with “quarterly.”

    Section 1.3.    Amendments to Section 9.8. Section 9.8 of the Existing Note Agreements is hereby amended as follows:

        (a)     In Section 9.8(d), “or formation” shall be added after “acquisition”.

        (b)    Section 9.8(e) shall be amended by adding the following at the end of Section 9.8(e):

“For the avoidance of doubt, in any event, any Subsidiary whether now owned or hereafter formed or acquired which is a borrower or guarantor under the Credit Agreement, will be required to be an Obligor hereunder.”

    Section 1.4.    Amendments to Section 13.2. Section 13.2 of the Existing Note Agreements shall be amended by adding the following between the third and forth sentence of Section 13.2:

“Notwithstanding the foregoing, if such Note is surrendered for a new Note in connection with Section 9.8(d), such new Note shall be dated as of the date that the new Note is issued, but the form of Note shall be modified to provide that notwithstanding the date of the Note, interest will accrue from the date to which interest shall have been paid on the surrendered Note or from the date of the surrendered Note if no interest shall have been paid thereon.”

    Section 1.5.    The following definitions in Schedule B of the Existing Note Agreements are either added or otherwise restated:

“Obligors” is defined in the first paragraph of the Second Amendment Agreement and shall include any other party that is a party to a joinder agreement executed pursuant to Section 9.8(d) of this Agreement.

“Priority Debt” means the sum, without duplication, of (i) Debt of the Company secured by Liens not otherwise permitted by clauses (a) through (h) of Section 10.3; and (ii) all Debt of Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) excluding Debt of Restricted Subsidiaries under each of (a) this Agreement, (b) the Credit Agreement, (c) the 1995 Note Agreement and (d)the 2006 Note Agreements (but in each case, only with respect to Restricted Subsidiaries that are Obligors under this Agreement).

“Second Amendment Agreement” means that Second Amendment Agreement dated as of February 27, 2006 to the Note Purchase Agreements dated as of September 5, 2002.

“2006 Note Agreements” means those certain separate Note Purchase Agreements dated as of February 27, 2006 between the 2006 Noteholders and the Obligors.

“2006 Noteholders” means the parties set forth in Schedule A to the 2006 Note Agreements, and any Person who succeeds to their respective benefits in accordance with the 2006 Note Agreements.

    Section 1.6.    Amendment to Exhibit 9.8(d). Exhibit 9.8(d) of the Existing Note Agreements shall be amended by deleting the signature block for the Holders at the end thereof and by adding a form of reaffirmation by the existing Obligors as set forth below:

Each of the undersigned consents to the terms of this Joinder Agreement and reaffirms, ratifies and confirms (i) in all respects each and every obligation and covenant made by it in the Note Agreements executed by each of the undersigned in favor of the Holders and that the Note Agreements remain the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with their terms.

[List of existing Obligors]
By:
Name:
Its:

SECTION 2.	REPRESENTATION AND WARRANTY.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Second Amendment Agreement, there are no Defaults or Events of Default under the Existing Note Agreements before and after giving effect to this Second Amendment Agreement and the representations and warranties set forth in Annex A hereto are true and correct before and after giving effect to this Second Amendment Agreement.

SECTION 3.	CONDITIONS PRECEDENT.

This Second Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Second Amendment Closing Date”):

    Section 3.1.    Consent. The Obligors shall have obtained your written consent as evidenced by your signature at the foot of this Second Amendment Agreement.

    Section 3.2.    Payment of Fees and Expenses. The reasonable fees and disbursements of Chapman and Cutler LLP, your special counsel, relating to the preparation, execution and delivery of this Second Amendment Agreement and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

    Section 3.3.    2006 Note Agreements. Each of the parties thereto shall have executed and delivered the 2006 Note Agreements in the form attached as Exhibit A, which 2006 Note Agreement shall be satisfactory to you in form and substance.

    Section 3.4.    Revised Intercreditor Agreement. Each of the parties thereto shall have executed and delivered the Third Amended and Restated Intercreditor Agreement dated as of February 27, 2006 (the “Revised Intercreditor Agreement”) in the form attached hereto as Exhibit B, which Revised Intercreditor Agreement will be satisfactory to you in scope and form.

    Section 3.5.    Representations and Warranties. The representations and warranties of each of the Obligors in this Second Amendment Agreement shall be correct when made and at the time of the Closing.

    Section 3.6.    Proceedings and Documents. All corporate or limited liability company or limited partnership and other proceedings in connection with the transactions contemplated by this Second Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4.	MISCELLANEOUS.

    Section 4.1.    Except as amended herein, all terms and provisions of the Existing Note Agreements and the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

    Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Note Agreements without making specific reference to this Second Amendment Agreement, but nevertheless all such references shall be deemed to include this Second Amendment Agreement unless the context shall otherwise require.

    Section 4.3.    This Second Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Obligors herein shall survive the closing and the delivery of this Second Amendment Agreement.

    Section 4.4.    This Second Amendment Agreement shall be governed by and construed in accordance with Nebraska law.

    Section 4.5.    The capitalized terms used in this Second Amendment Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth. This Second Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CABELA'S INCORPORATED
CABELA'S CATALOG, INC.
CABELA'S RETAIL, INC.
CABELA'S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA'S WHOLESALE, INC.
CABELA'S VENTURES, INC.
WILD WINGS, LLC
CABELA'S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA'S MARKETING AND BRAND MANAGEMENT, INC.
CABELA'S RETAIL LA, LLC
CABELA'S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA'S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA'S RETAIL MO, LLC

By:	/s/ Ralph W. Castner
Name: Ralph W. Castner
Title: Vice President, CFO, Secretary or Treasurer

CABELA'S RETAIL TX, L.P.

By:	Cabela's Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
Name: Ralph W. Castner
Title: Secretary and Treasurer

This foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc.
as attorney in fact, on behalf of Jackson National Life Insurance Company

	By:	/s/ Mark Staub
Name: Mark Staub
Title: Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	PPM America, Inc.
as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

	By:	/s/ Mark Staub
Name: Mark Staub
Title: Vice President

THE PRUDENTIAL ASSURANCE COMPANY LIMITED

By:	PPM America, Inc.
as attorney in fact, on behalf of The Prudential Assurance Company Limited

	By:	/s/ Mark Staub
Name: Mark Staub
Title: Vice President

FIRST SUNAMERICA LIFE INSURANCE COMPANY

AIG SUNAMERICA LIFE ASSURANCE COMPANY F.K.A. AND D.B.A. ANCHOR NATIONAL LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ Gerald F. Herman
Name: Gerald F. Herman
Title: Vice President

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Scott Sell
Name: Scott Sell
Title: Investment Officer

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Scott Sell
Name: Scott Sell
Title: Investment Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	By:	/s/ Marina Mavrakis
Name: Marina Mavrakis
Title: Managing Director

TIAA-CREF LIFE INSURANCE COMPANY

By:	Teachers Insurance and Annuity Association of America, as Investment Manager

	By:	/s/ Marina Mavrakis
Name: Marina Mavrakis
Title: Managing Director

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Joseph P. Young
Name: Joseph P. Young
Title: Authorized Signatory

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Violet Osterberg
Name: Violet Osterberg
Title: Assistant Vice President

By:	/s/ Cathy Schwartz
Name: Cathy Schwartz
Title: Assistant Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick
Title: Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Sub-Adviser

	By:	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick
Title: Managing Director

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick
Title: Managing Director

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By:	/s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

	By:	/s/ James C. Fifield
Name. James C. Fifield
Title: Counsel

REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents and warrants to you as follows:

    1.    Corporate or Limited Liability Company Organization and Authority. Each Obligor

    (a)    is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; and

    (b)    has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

    2.    Amendment No. 6 is Legal and Authorized. (a) The compliance by each Obligor with all of the provisions of this Second Amendment Agreement.

    (i)    is within the corporate or limited liability company powers of such Obligor; and

    (ii)    will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation, Articles of Organization, By-laws or Limited Liability Company Agreement of such Obligor or any indenture or other agreement or instrument to which such Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Obligor.

     (b)    The execution and delivery of Second Amendment Agreement has been duly authorized by proper corporate or limited liability company action on the part of such Obligor (no action by the stockholders of such Obligor being required by law, by the Articles of Incorporation or By-laws of such Obligor or otherwise) and Second Amendment Agreement has been executed and delivered by such Obligor and Second Amendment Agreement and the Existing Note Agreements constitute the legal, valid and binding obligation, contract and agreement of such Obligor enforceable in accordance with its terms.

    3.    No Defaults. After giving effect to Second Amendment Agreement, no Default or Event of Default has occurred and is continuing.

    4.    Governmental Consent. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental body, Federal or state, is necessary in connection with the execution and delivery of Second Amendment Agreement.

Annex A
(to Second Amendment Agreement)

    5.    No Conflicts. The execution, delivery and performance by such Obligor of Second Amendment Agreement will not violate any provisions of any law or any order of any court or governmental agency or authority and will not conflict with or result in any breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Obligor pursuant to the provisions of the Articles of Incorporation or By-laws of such Obligor or any agreement or other instrument to which the Company is a party or by which such Obligor may be bound.

    6.    Each entity which is a borrower of guarantor under the Bank Agreement, 1995 Note Agreements or 2006 Note Agreements is an Obligor hereunder.

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